Exhibit 99.1

Renewable Energy Group Reports Second Quarter 2019 Financial Results
Q2 2019 Highlights

•	197 million gallons sold

•	127 million gallons produced

•	Revenues of $560.6 million

•	Net loss from continuing operations of $57.6 million, or $1.52 per diluted share

•	Adjusted EBITDA of negative $42.3 million

•
Estimated net benefit of potential reinstatement of the federal Biodiesel Mixture Excise Tax Credit (BTC) of $81.0 million for the second quarter 2019, $136.0 million for the six months ended June 30, 2019 and $373.0 million cumulatively for 2018 and the first six months of 2019

•	Settled 2019 convertible notes on maturity in June 2019 without refinancing

Ames, IA, August 6, 2019 - Renewable Energy Group, Inc. ("REG" or the "Company") (NASDAQ: REGI) today announced its financial results for the second quarter ended June 30, 2019.

Revenues for the second quarter were $560.6 million on 197.4 million gallons of fuel sold. Net loss from continuing operations attributable to common stockholders was $57.6 million in the second quarter of 2019, compared to net income from continuing operations attributable to common stockholders of $28.3 million in the second quarter of 2018. Adjusted EBITDA in the second quarter was negative $42.3 million, compared to Adjusted EBITDA of $44.3 million in the second quarter of 2018.

"The challenging margin environment continued in the second quarter as a result of uncertainty around both the BTC and small refinery exemptions," said Cynthia (CJ) Warner, President and Chief Executive Officer.  "Within this context, our underlying performance was strong with a 15.0% increase in gallons sold and a 2.0% increase in gallons produced. We continue to believe that the BTC will be reinstated, which will reward our strong operational performance."

Warner continued, "On the non-operating front, we are pleased that we finalized the sale of our Life Sciences business and paid off our 2019 convertible notes without financing, primarily from cash on hand."

Estimated Adjusted EBITDA if BTC is Reinstated

	Three months ended June 30, 2019	Six months ended June 30, 2019	Twelve months ended December 31, 2018	Aggregate Total
(In thousands)
Adjusted EBITDA without BTC	$(42,337)	$(69,697)	$151,981	$82,284
Estimated net benefit if BTC is reinstated	81,000	136,000	237,000	373,000
Estimated Adjusted EBITDA if BTC is reinstated	$38,663	$66,303	$388,981	$455,284
The Company estimates that if the currently lapsed BTC is retroactively reinstated for 2019 and 2018 on the same terms as in 2017, REG's Adjusted EBITDA would increase by approximately $81.0 million and $66.2 million for business conducted in the quarters ended June 30, 2019 and June 30, 2018, respectively, and would increase by approximately $136.0 million and $109.2 million for business conducted in the six months ended June 30, 2019 and June 30, 2018, respectively. The aggregate estimated increase in REG's Adjusted EBITDA for 2018 and the six months ended June 30, 2019 would be $373.0 million.

Second Quarter 2019 Highlights
All figures refer to the quarter ended June 30, 2019, unless otherwise noted. All comparisons are to the quarter ended June 30, 2018, unless otherwise noted.
REG sold 197.4 million gallons of fuel, an increase of 14.8%. The average selling price per gallon was $2.70, a decrease of 13.2% resulting primarily from lower biodiesel prices, which were down $0.55 per gallon from the second quarter of 2018. The lower biodiesel prices resulted from customers' preference to take on smaller share of the benefit of a potential BTC reinstatement, and from lower ULSD prices. D4 RIN prices in the second quarter of 2019 were $0.16 per RIN lower on average compared to the second quarter of 2018. The Company produced 126.8 million gallons of biomass-based diesel during the quarter, a 2.0% increase.
Revenues were $560.6 million, a decrease of 3.2%. Revenues were significantly impacted by an 18.1% lower average selling price for biodiesel, partially offset by an increase in gallons sold.
Gross loss was $26.8 million compared to gross profit of $57.5 million, resulting from lower average selling prices coupled with higher prices for traditionally lower cost feedstocks in the second quarter of 2019.
Net loss from continuing operations attributable to common stockholders was $57.6 million, or $1.52 per share on a fully diluted basis. This compares to net income of $28.3 million, or $0.67 per share on a fully diluted basis in the second quarter of 2018.
At June 30, 2019, REG had cash and cash equivalents and marketable securities of $61.6 million, a decrease of $112.9 million from December 31, 2018. The decrease in cash and cash equivalents and marketable securities is mainly due to significant cash flows used in operations and $67.4 million of cash used for the settlement of the 2019 convertible notes, offset by borrowings on the lines of credit.
At June 30, 2019, accounts receivable were $75.2 million, or 12 days of sales. Accounts receivable at December 31, 2018 were $74.6 million, or 12 days of sales. Inventory was $171.4 million at June 30, 2019, or 26 days of cost of sales, an increase of $2.5 million from December 31, 2018.

The table below summarizes REG’s results for the second quarter of 2019.
REG Q2 2019 and Q2 2018 Revenues, Net Income (Loss) and Adjusted EBITDA Summary
(in thousands except per gallon amounts)

	Q2 2019	Q2 2018	Y/Y Change
Total gallons sold	197,377	171,943	14.8%
ASP per gallon	$2.70	$3.11	(13.2)%
Total revenues	$560,643	$578,900	(3.2)%
Net income (loss) from continuing operations attributable to common stockholders	$(57,635)	$28,277	N/M
Adjusted EBITDA (1)(2)	$(42,337)	$44,272	N/M

(1) See Reconciliation of Non-GAAP Measures below.
(2) The Company estimates that if the currently lapsed BTC is retroactively reinstated for 2019 and 2018 on the same terms as in 2017, REG's Adjusted EBITDA would increase by approximately $81.0 million and $66.2 million for business conducted in the quarters ended June 30, 2019 and June 30, 2018, respectively.

Reconciliation of Non - GAAP Measures

The Company uses earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for company executives.

In the fourth quarter of 2018, the operations of REG Life Sciences were classified as discontinued operations.  The Company has excluded the results from these discontinued operations from the calculation of Adjusted EBITDA. The corresponding prior period amounts have been reclassified to conform with the current period presentation. The following table sets forth Adjusted EBITDA for the periods presented, as well as a reconciliation to net income (loss) from continuing operations determined in accordance with GAAP:

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
(In thousands)
Net income (loss) from continuing operations	$(57,635)	$29,042	$(99,022)	$246,886
Adjustments:
Income tax (benefit) expense	(90)	3,835	(520)	2,632
Interest expense	3,737	4,925	7,956	9,576
Depreciation	9,142	9,004	18,241	17,743
Amortization of intangible assets	510	44	844	86
EBITDA	(44,336)	46,850	(72,501)	276,923
Gain on involuntary conversion	—	(454)	—	(4,454)
Gain on sale of assets	—	—	—	(990)
Change in fair value of contingent consideration	398	30	702	488
Loss (gain) on debt extinguishment	—	(2,337)	2	(2,105)
Other income, net	(691)	(2,067)	(1,545)	(2,292)
Impairment of assets	468	—	468	—
Straight-line lease expense	—	(3)	—	(36)
Executive severance	—	50	—	215
Non-cash stock compensation	1,824	2,203	3,177	3,997
Adjusted EBITDA excluding 2017 BTC allocation	$(42,337)	$44,272	$(69,697)	$271,746
Biodiesel tax credit (1)	—	—	—	(206,521)
Adjusted EBITDA (2)	$(42,337)	$44,272	$(69,697)	$65,225
(1) On February 9, 2018, the BTC was retroactively reinstated for the 2017 calendar year. The retroactive credit for 2017 resulted in a net benefit to us that was recognized in the first quarter of 2018 for GAAP purposes. Because this credit relates to the 2017 full year operating performance and results, the net benefit of the 2017 BTC has been removed from our 2018 Adjusted EBITDA in the table above.
(2) The Company estimates that if the BTC is retroactively reinstated on the same terms as in 2017, Adjusted EBITDA for business conducted in the second quarter of 2019 and 2018 would increase by approximately $81.0 million and $66.2 million, respectively, and would increase by approximately $136.0 million and $109.2 million for business conducted in the six months ended June 30, 2019 and June 30, 2018, respectively.

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect cash expenditures or the impact of certain cash charges that the Company considers not to be an indication of ongoing operations;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
•Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although the Company has excluded it as an expense when evaluating our operating performance;
•Adjusted EBITDA does not include loss from discontinued operations. Loss from discontinued operations mainly relates to the research and development activities of REG Life Sciences prior to its sale in the second quarter of 2019; and
•Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.
About Renewable Energy Group
Renewable Energy Group, Inc., (Nasdaq: REGI) is leading the energy industry transition to sustainability by transforming renewable resources into high-quality, cleaner fuels. REG is an international producer of cleaner fuels and North America’s largest producer of biodiesel. REG solutions are alternatives for petroleum diesel and produce significantly lower carbon emissions. REG utilizes an integrated procurement, distribution and logistics network to operate 13 biorefineries in the U.S. and Europe. In 2018, REG produced 502 million gallons of cleaner fuel delivering over four million metric tons of carbon reduction. REG is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.

Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the possible retroactive reinstatement of the BTC for 2018 and 2019 and the estimated benefits to Adjusted EBITDA if the BTC is retroactively reinstated for 2018 and 2019. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, potential changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2 on the federal level, programs such as California's Low Carbon Fuel Standard; availability of federal and state governmental tax incentives and incentives for biomass-based diesel production, including that the BTC may not be retroactively reinstated for 2018 or 2019 or that it may be reinstated on less favorable terms; changes in the spread between biomass-based diesel prices and feedstock costs; that any disruption of operations at our Geismar renewable diesel refinery have a disproportionately adverse effect on our profitability; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; risks associated with fire, explosions, leaks and other natural disasters at our facilities; the effect of excess capacity in the biomass-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the biomass-based diesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; potential failure to comply with government regulations; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of biomass-based diesel production or the development of energy alternatives to biomass-based diesel; our ability to successfully implement our acquisition strategy; and other risks and uncertainties described in REG's annual report on Form 10-K for the year ended December 31, 2018. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Company: Renewable Energy Group, Inc. Todd Robinson Treasurer +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
REVENUES:
Biomass-based diesel sales	$540,019	$551,109	$995,225	$825,870
Separated RIN sales	19,596	26,186	42,059	73,365
Biomass-based diesel government incentives	530	915	998	366,200
	560,145	578,210	1,038,282	1,265,435
Other revenue	498	690	570	1,467
	560,643	578,900	1,038,852	1,266,902
COSTS OF GOODS SOLD:
Biomass-based diesel	580,133	510,375	1,064,546	916,184
Separated RINs	7,282	11,011	13,867	43,749
Other costs of goods sold	—	—	3	—
	587,415	521,386	1,078,416	959,933
GROSS PROFIT (LOSS)	(26,772)	57,514	(39,564)	306,969
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	26,865	24,512	52,010	56,166
RESEARCH AND DEVELOPMENT EXPENSE	176	27	385	1,061
IMPAIRMENT OF PROPERTY, PLANT AND EQUIPMENT	468	—	468	—
INCOME (LOSS) FROM OPERATIONS	(54,281)	32,975	(92,427)	249,742
OTHER INCOME (EXPENSE), NET	(3,444)	(98)	(7,115)	(226)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(57,725)	32,877	(99,542)	249,516
INCOME TAX BENEFIT (EXPENSE)	90	(3,835)	520	(2,632)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(57,635)	29,042	(99,022)	246,884
NET INCOME (LOSS) ON DISCONTINUED OPERATIONS	(4,462)	4,808	(6,479)	1,353
NET INCOME (LOSS) TO THE COMPANY	$(62,097)	$33,850	$(105,501)	$248,237

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE COMPANY’S COMMON STOCKHOLDERS	$(57,635)	$28,277	$(99,022)	$240,662
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO THE COMPANY'S COMMON STOCKHOLDERS	$(4,462)	$4,681	$(6,479)	$1,319
Basic net income (loss) per share attributable to common stockholders:
Continuing operations	$(1.52)	$0.76	$(2.63)	$6.31
Discontinued operations	$(0.12)	$0.13	$(0.17)	$0.03
Net income (loss) per share	$(1.64)	$0.88	$(2.81)	$6.35
Diluted net income (loss) per share attributable to common stockholders
Continuing operations	$(1.52)	$0.67	$(2.63)	$5.91
Discontinued operations	$(0.12)	$0.11	$(0.17)	$0.03
Net income (loss) per share	$(1.64)	$0.78	$(2.81)	$5.94
Weighted-average shares used to compute basic net income (loss) per share attributable to common stockholders:
Basic	37,851,735	37,413,387	37,603,921	38,112,531
Weighted-average shares used to compute diluted net income (loss) per share attributable to the common stockholders:
Continuing operations	37,851,735	42,081,341	37,603,921	40,713,114
Discontinued operations	37,851,735	42,081,341	37,603,921	40,713,114
Net income (loss)	37,851,735	42,081,341	37,603,921	40,713,114

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF JUNE 30, 2019 AND DECEMBER 31, 2018
(in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,597	$123,575
Marketable securities	—	50,932
Accounts receivable, net	75,207	74,551
Inventories	171,397	168,900
Prepaid expenses and other assets	40,654	41,169
Restricted cash	3,000	3,000
Current assets held for sale	—	3,250
Total current assets	351,855	465,377
Property, plant and equipment, net	591,710	590,723
Right of use assets	43,490	—
Goodwill	16,080	16,080
Intangible assets, net	12,802	13,646
Other assets	21,466	21,270
TOTAL ASSETS	$1,037,403	$1,107,096
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Lines of credit	$70,854	$14,250
Current maturities of long-term debt	83,324	149,006
Current maturities of operating lease obligations	18,580	—
Accounts payable	107,246	95,866
Accrued expenses and other liabilities	24,570	35,256
Deferred revenue	4,536	300
Total current liabilities	309,110	294,678
Unfavorable lease obligation	—	2,259
Deferred income taxes	7,879	8,410
Long-term debt (net of debt issuance costs of $3,063 and $3,390, respectively)	30,454	33,421
Long-term operating lease obligations	35,577	—
Other liabilities	1,562	3,075
Total liabilities	384,582	341,843
COMMITMENTS AND CONTINGENCIES
TOTAL EQUITY	652,821	765,253
TOTAL LIABILITIES AND EQUITY	$1,037,403	$1,107,096